UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2021 (January 1, 2021)

SUMMIT WIRELESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6840 Via Del Oro Ste. 280 San Jose, CA	95119
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective January 1, 2021, Summit Wireless Technologies, Inc. (the “Company”) believes that Helge Kristensen, a current director of the Company and a member of the audit committee of the board of directors of the Company (the “Board”), may no longer be considered an Independent Director as defined in Nasdaq Listing Rule 5605(a)(2).

As a result of Mr. Kristensen’s no longer being considered an Independent Director, on January 6, 2021, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications staff (the “Nasdaq Staff”) that the Company is not currently in compliance with the Majority Independent Board requirement set forth in Nasdaq Listing Rule 5605(b)(1), since a majority of the directors currently serving on the Board are not Independent Directors as defined in Nasdaq Listing Rule 5605(a)(2), and that the Company is relying on the “Cure Period” set forth in Nasdaq Listing Rule 5605(b)(1)(A) to regain compliance with the Majority Independent Board requirement. On January 6, 2021, the Company also notified the Nasdaq Staff that because Mr. Kristensen is also a member of the audit committee of the Board, the Company is also relying on the “Cure Period” set forth in Nasdaq Listing Rule 5605(c)(4)(A) to regain compliance with the Audit Committee Composition requirement, set forth in Nasdaq Listing Rule 5605(c)(2)(A), that, among other things, the Company must have, and certify that it has and will continue to have, an audit committee of at least three members, each of whom must be an Independent Director as defined in Nasdaq Listing Rule 5605(a)(2).

The “Cure Period” during which the Company must regain compliance with the Majority Independent Board requirement set forth in Nasdaq Listing Rule 5605(b)(1) is as follows:

•	until the earlier of (i) the Company’s next annual stockholders’ meeting or (ii) January 1, 2022; or

•	if the next annual stockholders’ meeting is held before June 30, 2021, then the Company must evidence compliance with such rule no later than June 30, 2021.

The “Cure Period” during which the Company must regain compliance with the Audit Committee Composition requirement in Nasdaq Listing Rule 5605(c)(2)(A) is until the earlier of (i) the Company’s next annual stockholders’ meeting or (ii) January 1, 2022.

The Company is actively searching for a qualified individual to replace Mr. Kristensen as an Independent Director, and the Board has scheduled a Board meeting later this month for the purpose of regaining compliance with the Independent Director requirement in Nasdaq Listing Rule 5605(b)(1) and the Audit Committee Composition requirement in Nasdaq Listing Rule 5605(c)(2)(A). If the Company fails to evidence compliance with Nasdaq Listing Rule 5605(b)(1) or Nasdaq Listing Rule 5605(c)(2)(A) by the end of the respective “Cure Period,” the Company, in all likelihood, will receive written notification from the Nasdaq Staff that the shares of the Company’s common stock, par value $0.0001 per share, will be delisted from Nasdaq. In the event the Company receives such notification from the Nasdaq Staff, it will have the right to appeal such delisting determination to Nasdaq’s hearing panel, including making a request for an extension of time to regain compliance with the applicable Nasdaq Listing Rule(s).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2021	SUMMIT WIRELESS TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
Name: Brett Moyer
Title: Chief Executive Officer